UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2009, Harte-Hanks, Inc. amended its 2005 Omnibus Incentive Plan (the “2005 Plan”) to delete the references in Article XVII (Change in Capital Structure; Change of Control) of the 2005 Plan to a “Potential Change of Control”, including deleting the definition of a Potential Change of Control in former Section 17.5. As a result, the adjustment provisions in Article XVII will no longer apply in the event of a Potential Change of Control (as previously defined). No other changes were made to the 2005 Plan. The foregoing description of certain provisions of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan, as amended and restated effective February 13, 2009, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
10.1	Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (As Amended and Restated Effective February 13, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: February 13, 2009

By:	/s/ Bryan J. Pechersky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (As Amended and Restated Effective February 13, 2009)